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                                   EXHIBIT 19



ONYX ACCEPTANCE GRANTOR TRUST 1996-3                 Distribution Date Statement
6.45% AUTO LOAN PASS-THROUGH CERTIFICATES                              18-Dec-96

Collection Period Beginning on:                                         11/01/96
Collection Period Ending on:                                            11/30/96
Distribution Date:                                                      12/16/96

 1 Original Pool Balance                                                                                     $120,000,786.00
 2 Collection Period Beginning Pool Balance                                                                  $112,268,412.69
 3 Collection Period Beginning Pool Balance Factor                                                                  0.935564

   COMPUTATION OF COLLECTION ACCOUNT AMOUNTS AVAILABLE FOR DISTRIBUTION
 4 Total Collections from Obligors                                                01-Nov-96   to  30-Nov-96    $4,171,969.40
 5 Full Prepayments through first 5 business days of current month                                                 96,541.00
 6 Full Prepayments included in Prior Collection Period                                                           181,845.00
 7 Partial Prepayments deposited to PayAhead Acct                                                                       0.00
 8 Amounts Withdrawn from PayAhead Acct & Deposited to Collection Acct                                             27,552.03
 9 Yield Supplement Amount to be Deposited to Collection Account                                                        0.00
10 Net Liquidation Proceeds on Defaulted Contracts                                01-Nov-96   to  30-Nov-96        68,906.86
11 Net Liquidation Proceeds first 5 business days of current month                                                      0.00
12 Net Liquidation Proceeds included in Prior Collection Period                                                         0.00
13 Net Insurance Proceeds                                                                                               0.00
14 Net Insurance Proceeds first 5 business days of current month                                                        0.00
15 Net Insurance Proceeds included in Prior Collection Period                                                           0.00
16 Aggregate Amount of Repurchased Contracts                                                                            0.00
17 Reinvestment Earnings on Funds in Collection Acct (ccma 7663)                  01-Nov-96   to  30-Nov-96        12,048.19
                                                                                                             ---------------

18 COLLECTION ACCOUNT AMOUNTS AVAILABLE  (4+5-6-7+8+9+10+11-12+13+14-15+16+17)                                 $4,195,172.48

   COMPUTATION OF CERTIFICATE ENDING POOL BALANCE
19 Collection Period Beginning Pool Balance                                                                  $112,268,412.69
20 Scheduled Principal Decline (recomputed actuarial) Precompute contracts only                                 1,273,185.00
20aPrincipal Collected: Payments only - Simple Interest contracts                                                 347,110.63
20bPrincipal Collected: Payoffs only - Simple Interest contracts                                                  356,863.39
21 Full Prepayments: Precompute only                                              08-Nov-96   to  30-Nov-96       868,943.00
22 Full Prepayments through first 5 business days of current month                                                 96,541.00
23 Defaulted Contracts  (Liquidated Proceeds received)                            08-Nov-96   to  30-Nov-96       121,459.79
23aDefaulted Contracts  (Liquidated Proceeds received) thru 1st 5 busines
     days of current month                                                                                              0.00
24 Defaulted Contracts  (4 or more periods. Liquidated Proceeds not received)                                           0.00
24aDefaulted Contracts  (4 or more periods. Liquidated Proceeds not received)
     thru 1st 5 bus. days of current mo.                                                                                0.00
25 Repurchased Contracts                                                                                                0.00
                                                                                                             ---------------

26 CERTIFICATE ENDING POOL BALANCE (19-20-20A-20B-21-22-23-23A-24-24A-25)                                    $109,204,309.88
   CERTIFICATE ENDING BALANCE POOL FACTOR                                                                           0.910030

27 PRINCIPAL DISTRIBUTION AMOUNT  (19-26)                                                                      $3,064,102.81

   DISTRIBUTIONS FROM COLLECTION ACCOUNT
28 Principal Distribution Amount                                                                               $3,064,102.81
29 Interest Distribution Amount  (6.45%/12)                                                                       603,442.72
30 Servicing Fee Payable to Servicer (1.0%/12)                                                                     93,557.01
31 Surety Fee Payable to Surety (0.15%/360 * Days in Collection Period) less prior
     month credit for overpayment                                                                                   9,056.94
31aReinsurance Fee Payable to Surety (2.00%/360 * Days in period * lesser
     of $2,400,015.72 or 41-43)                                                                                     4,000.03
32 Reinvestment Earnings Payable to Finco                                                                          12,048.19
                                                                                                             ---------------

33 TOTAL DISTRIBUTIONS FROM COLLECTION ACCOUNT   (28+29+30+31+31A+32)                                          $3,786,207.70

34 TOTAL EXCESS SPREAD AVAILABLE FOR DEPOSIT TO SPREAD ACCOUNT   (18-33)                                         $408,964.78

   SPREAD ACCOUNT RECONCILIATION
35 Initial Deposit                                                                                                   $100.00
36 Deposits to Spread Account Prior Collection Periods                                                           $742,132.47
37 Deposit to Spread Account this Collection Period    (34)                                                      $408,964.78
38 Reinvestment Earnings on Funds in Spread Account                               01-Nov-96   to  30-Nov-96        $1,725.88
39 Draws from Spread Account Prior Periods                                                                             $0.00
                                                                                                             ---------------

40 SPREAD ACCOUNT BALANCE     (35+36+37+38-39)                                                                 $1,152,923.13

41 Required Spread Account Balance     (Max of 6% x (26) or 2% x (1) )                                         $6,552,258.59
42 Draws from Spread Account this Collection Period   ((40 - 41) if positive,
     0 otherwise)                                                                                                      $0.00
43 Spread Account Balance net of Draws this Collection Period    (40 - 42)                                     $1,152,923.13

   DELINQUENCY STATISTICS
44 Number of Accts Delinquent 30 - 59 Days                                                                                90
45 Number of Accts Delinquent 60 - 89 Days                                                                                43
45aNumber of Accts Deliquent 90 Days and Over                                                                             27
                                                                                                             ---------------
46 Total Number of Delinquent Accounts 30 Days and Over                                                                  160


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
       47 Aggregate Net Outstanding Balance of Delinquent Loans 30-59 days                                               $1,110,920
       48 Aggregate Net Outstanding Balance of Delinquent Loans 60 - 89 days                                               $567,557
       48aAggregate Net Outstanding Balance of Delinquent Loans 90 days and over                                           $345,900
                                                                                                                    ---------------
       49 Total Aggregate Net Outstanding Balance of Delinquent Loans   (44 + 45)                                        $2,024,378

       50 Policy Claim Amount                                                                                                 $0.00

          REPOSSESSION STATISTICS
       51 Number of Accounts in Repo Inventory @ Beginning of Collection Period                                                  30
       52 Number of Accounts Repossessed During Collection Period                                                                21
       53 Number of Repo'd Accounts Sold or Reinstated During Collection Period                                                  13
                                                                                                                    ---------------
       54 Number of Accounts in Repo Inventory @ End of Collection Period                                                       38
       55 Aggregate Net Outstanding Balance of Accounts in Repo Inventory @ Beginning
            of Collection Period                                                                                        $453,509.52
       56 Aggregate Net Outstanding Balance of Accounts Repossessed During Month                                         242,356.14
       57 Aggregate Net Outstanding Balance of Repo Accounts Sold or Reinstated During Month                             172,014.03
                                                                                                                    ---------------
       58 Aggregate Net Outstanding Balance of Accounts in Repo Inventory @ End of Collection Period                    $523,851.63

          YIELD SUPPLEMENT ACCOUNT  BALANCE
       59 Initial Deposit                                                                                                     $0.00
       60 Draws from Yield Supplement to Collection Account                                                                   $0.00
                                                                                                                    ---------------

       61 Yield Supplement Account  Balance                                                                                   $0.00

          ACCOUNTS OUTSTANDING
       62 Original Accounts Outstanding                                                                                      10,165
       63 Remaining Number of Accounts Outstanding @  End of Collection Period                                                9,618

          NET YIELD
       64 Interest Collected on Contracts                                                                              1,353,419.41
       65 Interest Collected on Contracts - Prior Collection Period                                                    1,680,449.82
       66 Interest Collected on Contracts - Two Collection Periods Ago                                                   876,882.07
       67 Liquidated Contract Balances (less Liquidation proceeds)                                                        52,552.93
       68 Liquidated Contract Balances (less Liquidation proceeds) - Prior Collection Period                              24,712.21
       69 Liquidated Contract Balances (less Liquidation proceeds) - Two Collection Periods Ago                            3,171.80
       70 Interest Paid to Certificate Holders                                                                           603,442.72
       71 Interest Paid to Certificate Holders - Prior Collection Period                                                 621,273.09
       72 Interest Paid to Certificate Holders - Two Collection Periods Ago                                              602,003.94
       73 Servicing Fees Paid to Servicer                                                                                $93,557.01
       74 Servicing Fees Paid to Servicer -  Prior Collection Period                                                     $96,321.41
       75 Servicing Fees Paid to Servicer - Two Collection Periods Ago                                                  $100,000.66
       76 Certificate Ending Pool Balance                                                                           $109,204,309.88
       77 Certificate Ending Pool Balance - Prior Collection Period                                                 $112,268,412.69
       78 Certificate Ending Pool Balance - Two Collection Periods Ago                                              $115,585,691.71

       79 NET YIELD                                                                                                            6.10%

          A.P.R. OF TRUST CONTRACTS
       80 Dollar Weighted A.P.R. of Contracts @ Cutoff Date                                                                   14.84%
       81 Dollar Weighted A.P.R. of Remaining Contracts in Trust as of End of
            Collection Period                                                                                                 14.58%


          CREDIT LOSSES
       82 Gross Credit Losses during Collection Period  (23+23a+24+24a)                                                 $121,459.79
       83 Recoveries during Collection Period  (10+11-12)                                                                 68,906.86
                                                                                                                    ---------------

       84 NET CREDIT LOSSES DURING COLLECTION PERIOD   (82-83)                                                           $52,552.93
       85 CUMULATIVE NET CREDIT LOSSES                                                                                   $80,436.94
       86 CUMULATIVE NET CREDIT LOSSES AS A PERCENT OF ORIGINAL CERTIFICATE BALANCE (85 / 1)                                   0.07%

       87 Net Charge-off Percentage - Current Collection Period - (Annualized)                                                 0.56%
       88 Charge-off Percentage -  Average of last 3 Collection Periods                                                        0.28%

       89 Repos in Inventory delinquent 30 to 60 days ($)                                                                     $0.00
       90 Delinquent Contract Percentage ($ past due 60 days or more + repo inventory
            past due 30 to 60 days)                                                                                            0.84%
       91 Delinquency Percentage                                                                                              0.45%

       92 Remaining Weighted Average Maturity (Months)                                                                         51.4
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I certify that the computations reflected above for the collection period ended
30-Nov-96 are accurate and have been prepared in accordance with the Pooling and
Servicing Agreement dated September 1, 1996.


By :   ______________________________________Date:  _______________

Name: Don Duffy
Title:  Executive Vice President